Exhibit 99.1
Earthstone Energy, Inc. Reports 2022 First Quarter Financial Results

The Woodlands, Texas, May 4, 2022 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we”, “our” or “us”), today announced financial and operating results for the three months ended March 31, 2022.

First Quarter 2022 Highlights
•Executed the Bighorn Acquisition PSA(1) on January 30, 2022, which closed subsequent to quarter-end on April 14, 2022
•In connection with the closing of the Bighorn Acquisition, we also closed a $550 million Notes Offering comprised of 8.0% senior unsecured notes on April 12, 2022
•Executed a Securities Purchase Agreement(2) on January 30, 2022 for $280 million of Preferred Stock in a private placement, which closed subsequent to quarter-end on April 14, 2022
•Closed the Chisholm Acquisition(3) on February 15,2022
•Net loss attributable to Earthstone Energy, Inc. of $33.5 million, or $(0.53) per Diluted Share
•Net loss of $51.9 million, or $(0.53) per Adjusted Diluted Share(4)
•Adjusted net income(4) of $76.2 million, or $0.78 per Adjusted Diluted Share(4)
•Adjusted EBITDAX(4) of $123.1 million, up 44% compared to 4Q 2021
•Net cash provided by operating activities of $83.0 million
•Free Cash Flow(4) of $35.7 million, up 25% compared to 4Q 2021
•Average daily production of 35,509 Boepd(5), up 17% compared to 4Q 2021
•Capital expenditures of $82.1 million, 16% below the midpoint of 1Q 2022 guidance
(1)On April 14, 2022, we consummated the transactions contemplated in a purchase and sale agreement (the “Bighorn Acquisition”).
(2)On April 14, 2022, we consummated the sale and issuance of 280,000 shares of newly authorized Series A convertible preferred stock of Earthstone (the “Preferred Stock”), pursuant to a securities purchase agreement (the “SPA”), expected to convert into approximately 25.2 million shares of Class A common stock.
(3)On February 15, 2022, we consummated the transactions contemplated in the purchase and sale agreements (the “Chisholm Acquisition”).
(4)See the “Non-GAAP Financial Measures” section below.
(5)Represents reported sales volumes.

Management Comments

Robert J. Anderson, President and Chief Executive Officer of Earthstone, stated, “Our strong first quarter results reflect our ongoing transformation and the success of our consolidation strategy to acquire and effectively develop accretive assets. Adjusted EBITDAX for the quarter increased approximately 44% sequentially to $123 million, driven by a 15% increase in production and higher commodity prices, as well as our ability to control operating costs and general and administrative expense which has allowed us to maintain high cash margins. This accomplishment is with only having our Delaware Basin assets acquired in the Chisholm Acquisition for 45 days during the first quarter.

"With the significant accomplishments of closing two acquisitions approaching $1.5 billion in purchase price and issuing $550 million of senior unsecured notes this year now behind us, we are focused on executing efficiently with our much larger asset base,” added Mr. Anderson. “The early results of the first wells completed on our newly acquired Delaware assets have been encouraging, and we are eager to continue to see results from our Delaware Basin development program. We are optimistic that we can continue to demonstrate the operational excellence for which we are known, successfully execute on our drilling program, and further increase free cash flow generation. Our robust and growing free cash flow positions us to repay significant amounts of debt for the remainder of the year and we expect to end the year comfortably under our targeted leverage of less than 1.0x debt to Adjusted EBITDAX under current commodity prices.

"Over the last year and a half, we have acquired quality assets that have significantly increased our production levels and cash flows while providing substantial, high quality drilling opportunities. We are pleased with the results of our acquisitions, and we look forward to reporting on the results of our larger asset base and drilling and completion program in the coming quarters. We will remain focused on integrating these new assets, executing our operational plan and generating record levels of free cash flow, which we believe will drive meaningful shareholder value,” concluded Mr. Anderson.

Operations Update

During the first quarter of 2022, we completed and turned to sales five gross (5.0 net) operated wells and commenced drilling ten gross (8.3 net) operated wells in the Midland Basin. In April we completed six gross (6.0 net) wells in Upton County on our Benedum pad. These wells are producing from the Wolfcamp A, B and C targets with initial average results of approximately 900 Boepd (88% oil). These wells averaged approximately 7,600 feet of completed lateral with drilling and completion costs of approximately $800 per foot.

After acquiring the Delaware Basin assets on February 15, 2022, we commenced drilling three gross (1.9 net) operated wells in the Delaware Basin in the first quarter of 2022. We brought online the two-well Minis pad, our first Earthstone completed wells, in April. These two wells, which targeted the Third Bone Spring Harkey Sand formation and are approximately 7,500-foot laterals, have averaged approximately 1,600 Boepd (87% oil) in the first 24 days online.

We continue to operate a four-rig drilling program, with two drilling rigs in the Midland Basin and two drilling rigs in the Delaware Basin. Currently, in the Midland Basin, one rig is drilling a five-well pad in our Barnhart project area in Irion County (100% W.I., 9,900-foot average lateral length). The other rig is drilling a four-well project in our TSRH area in Reagan County (65% W.I., 14,300-foot average lateral length). With two rigs operating in the Midland Basin, we anticipate spudding 40 gross (35.8 net) operated wells and bringing 40 gross (36.7 net) operated wells online in 2022. In the Delaware Basin, one rig is drilling in our Ram project area in Lea County (98% W.I., 10,000-foot average lateral length) on a two-well pad. The other rig is drilling a two-well pad in our Cletus project area in Eddy County (89% W.I., 10,000-foot average lateral length). With two rigs operating in the Delaware Basin, we anticipate spudding 20 gross (11.8 net) operated wells and bringing 18 gross (11.6 net) operated wells online in 2022.

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended March 31,
	2022	2021
Total revenues	$196,150	$75,572

Lease operating expense	21,631	10,849

General and administrative expense (excluding stock-based compensation)	6,476	5,051
Stock-based compensation	5,830	3,329
General and administrative expense	$12,306	$8,380

Net loss	$(51,877)	$(10,556)
Less: Net loss attributable to noncontrolling interest	(18,399)	(4,723)
Net loss attributable to Earthstone Energy, Inc.	(33,478)	(5,833)
Net loss per common share(1)
Basic and Diluted	(0.53)	(0.14)
Adjusted EBITDAX(2)	$123,089	$43,843

Production(3):
Oil (MBbls)	1,417	1,057
Gas (MMcf)	5,639	2,445
NGL (MBbls)	839	365
Total (MBoe)(4)	3,196	1,829
Average Daily Production (Boepd)	35,509	20,321
Average Prices:
Oil ($/Bbl)	97.24	57.56
Gas ($/Mcf)	4.07	2.39
NGL ($/Bbl)	42.22	24.40
Total ($/Boe)	61.38	41.32
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)	75.61	47.67
Gas ($/Mcf)	3.89	2.23
NGL ($/Bbl)	42.22	24.40
Total ($/Boe)	51.46	35.39
Operating Margin per Boe
Average realized price	$61.38	$41.32
Lease operating expense	6.77	5.93
Production and ad valorem taxes	4.17	2.75
Operating margin per Boe(2)	50.44	32.64
Realized hedge settlements	(9.92)	(5.93)
Operating margin per Boe (including realized hedge settlements)(2)	$40.52	$26.71

(1)Net loss per common share attributable to Earthstone Energy, Inc.
(2)See the “Non-GAAP Financial Measures” section below.
(3)Represents reported sales volumes.
(4)Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

Liquidity, Capital Expenditure Update and Equity Capitalization

As of March 31, 2022, we had $0.5 million in cash and $624.2 million of long-term debt outstanding under our senior secured revolving credit facility (the “Credit Facility”) with a borrowing base of $825.0 million. With the $200.8 million of undrawn borrowing base capacity and $0.5 million in cash, we had total liquidity of approximately $201.3 million. Subsequent to March 31, 2022, Earthstone closed on its previously announced Bighorn Acquisition, closed the $550 million Notes Offering, closed the $280 million private placement of Preferred Stock and paid the $70 million of deferred cash consideration for the Chisholm Acquisition. When adjusted to include the impact of these activities and a voluntary reduction in the elected commitments under the Credit Facility to $800 million, we had estimated total debt outstanding of $1,013 million, comprised of $550 million of senior unsecured notes and $463 million of debt outstanding under our Credit Facility, leaving $337 million of undrawn availability on the $800 million of total commitments under our Credit Facility.

Through March 31, 2022, we had incurred $82.1 million of capital expenditures, which is approximately 16% below the midpoint of our first quarter 2022 guidance of $95-100 million. Our full year 2022 capital expenditure guidance remains at $410-$440 million. We expect to fund our remaining 2022 capital expenditures with cash flow from operations while any excess cash flow will be used to pay down debt.

As of April 28, 2022, there were approximately 79.1 million shares of Class A common stock and approximately 34.3 million shares of Class B common stock, or approximately 113.4 million shares of combined common stock outstanding. Additionally, there were 280,000 shares of Preferred Stock outstanding that are expected to be converted into approximately 25.2 million shares of Class A common stock. As of April 28, 2022, assuming the conversion of the Preferred Stock into Class A common stock, there would have been a total of approximately 138.6 million shares of common stock outstanding in aggregate.

Commodity Hedging

Hedging Activities

The following table sets forth our outstanding derivative contracts as of March 31, 2022. When aggregating multiple contracts, the weighted average contract price is disclosed.

As of March 31, 2022:

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu)	Weighted Average Price ($/Bbl / $/MMBtu)
Q2 - Q4 2022	Crude Oil	3,247,250	$65.96
Q1 - Q4 2023	Crude Oil	1,277,500	$76.20
Q2 - Q4 2022	Crude Oil Basis Swap (1)	3,377,500	$0.51
Q1 - Q4 2023	Crude Oil Basis Swap (1)	730,000	$0.49
Q2 - Q4 2022	Natural Gas	8,062,000	$3.55
Q1 - Q4 2023	Natural Gas	3,670,000	$3.35
Q2 - Q4 2022	Natural Gas Basis Swap (2)	5,500,000	$(0.33)
Q1 - Q4 2023	Natural Gas Basis Swap (2)	25,550,000	$(1.28)
Q1 - Q4 2024	Natural Gas Basis Swap (2)	25,620,000	$(1.04)
(1)The basis differential price is between WTI Midland Crude and the WTI NYMEX.
(2)The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

	Costless Collars
Period	Commodity	Volume (Bbls / MMBtu)	Sold Ceiling ($/Bbl / $/MMBtu)	Bought Floor ($/Bbl / $/MMBtu)
Q2 - Q4 2022	Crude Oil Costless Collar	1,560,000	$83.59	$69.42
Q1 - Q4 2023	Crude Oil Costless Collar	1,715,500	$80.34	$62.98
Q2 - Q4 2022	Natural Gas Costless Collar	12,782,500	$5.47	$3.66
Q1 - Q4 2023	Natural Gas Costless Collar	13,188,000	$4.84	$3.28

Hedging Update

The following table sets forth our outstanding derivative contracts at May 2, 2022. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu /Gals)	Weighted Average Price ($/Bbl / $/MMBtu / $/Gal)
Q2 - Q4 2022	Crude Oil	3,247,250	$65.96
Q1 - Q4 2023	Crude Oil	1,277,500	$76.20
Q2 - Q4 2022	Crude Oil Basis Swap (1)	3,377,500	$0.51
Q1 - Q4 2023	Crude Oil Basis Swap (1)	1,825,000	$0.57
Q2 - Q4 2022	Natural Gas	8,062,000	$3.55
Q1 - Q4 2023	Natural Gas	3,670,000	$3.35
Q2 - Q4 2022	Natural Gas Basis Swap (2)	5,500,000	$(0.33)
Q1 - Q4 2023	Natural Gas Basis Swap (2)	25,550,000	$(1.28)
Q1 - Q4 2024	Natural Gas Basis Swap (2)	25,620,000	$(1.04)
(1)The basis differential price is between WTI Midland Crude and the WTI NYMEX.
(2)The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

	Costless Collars
Period	Commodity	Volume (Bbls / MMBtu)	Sold Ceiling ($/Bbl / $/MMBtu)	Bought Floor ($/Bbl / $/MMBtu)
Q2 - Q4 2022	Crude Oil Costless Collar	1,560,000	$83.59	$69.42
Q1 - Q4 2023	Crude Oil Costless Collar	2,190,000	$85.73	$64.50
Q2 - Q4 2022	Natural Gas Costless Collar	15,355,000	$6.33	$4.05
Q1 - Q4 2023	Natural Gas Costless Collar	14,133,000	$5.34	$3.46

Conference Call Details

Earthstone is hosting a conference call on Thursday, May 5, 2022 at 12:00 p.m. Eastern (11:00 a.m. Central) to discuss the Company’s financial results for the first quarter of 2022 and its outlook for the remainder of 2022. Prepared remarks by Robert J. Anderson, President and Chief Executive Officer, Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer and Steven C. Collins, Executive Vice President and Chief Operating Officer, will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company website (www.earthstoneenergy.com). Please select “Events & Presentations” under the “Investors” section of the Company’s website and log on at least 10 minutes in advance to register.

A replay of the call and webcast will be available on the Company’s website and by telephone until 12:00 p.m. Eastern (11:00 a.m. Central), Thursday, May 19, 2022. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13729634.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the acquisition, development and operation of oil and natural gas properties. The Company’s primary assets are located in the Midland Basin in West Texas, the Eagle Ford Trend in South Texas and the Delaware Basin in New Mexico. Earthstone is listed on NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2021, recent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	March 31,	December 31,
ASSETS	2022	2021
Current assets:
Cash	$482	$4,013
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	98,182	50,575
Joint interest billings and other, net of allowance of $19 and $19 at March 31, 2022 and December 31, 2021, respectively	11,980	2,930
Derivative asset	1,849	1,348
Prepaid expenses and other current assets	4,440	2,549
Total current assets	116,933	61,415

Oil and gas properties, successful efforts method:
Proved properties	2,278,496	1,625,367
Unproved properties	280,805	222,025
Land	5,382	5,382
Total oil and gas properties	2,564,683	1,852,774

Accumulated depreciation, depletion and amortization	(429,743)	(395,625)
Net oil and gas properties	2,134,940	1,457,149

Other noncurrent assets:
Office and other equipment, net of accumulated depreciation and amortization of $4,636 and $4,547 at March 31, 2022 and December 31, 2021, respectively	2,389	1,986
Derivative asset	5,810	157
Operating lease right-of-use assets	2,310	1,795
Other noncurrent assets	58,889	33,865
TOTAL ASSETS	$2,321,271	$1,556,367
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$69,749	$31,397
Revenues and royalties payable	52,167	36,189
Accrued expenses	39,179	31,704
Deferred acquisition payment - Chisholm	70,000	—
Asset retirement obligation	609	395
Derivative liability	150,055	45,310
Advances	2,447	4,088
Operating lease liabilities	747	681
Other current liabilities	630	851
Total current liabilities	385,583	150,615

Noncurrent liabilities:
Long-term debt	624,229	320,000
Deferred tax liability	14,404	15,731
Asset retirement obligation	21,509	15,471
Derivative liability	21,775	571
Operating lease liabilities	1,725	1,276
Other noncurrent liabilities	9,744	6,442

Total noncurrent liabilities	693,386	359,491

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 73,440,800 and 53,467,307 issued and outstanding at March 31, 2022 and December 31, 2021, respectively	73	53
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 34,271,766 and 34,344,532 issued and outstanding at March 31, 2022 and December 31, 2021, respectively	34	34
Additional paid-in capital	967,093	718,181
Accumulated deficit	(193,252)	(159,774)
Total Earthstone Energy, Inc. equity	773,948	558,494
Noncontrolling interest	468,354	487,767
Total equity	1,242,302	1,046,261

TOTAL LIABILITIES AND EQUITY	$2,321,271	$1,556,367

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2022	2021
REVENUES
Oil	$137,752	$60,819
Natural gas	22,958	5,852
Natural gas liquids	35,440	8,901
Total revenues	196,150	75,572

OPERATING COSTS AND EXPENSES
Lease operating expense	21,631	10,849
Production and ad valorem taxes	13,315	5,027
Depreciation, depletion and amortization	34,326	24,407
General and administrative expense	12,306	8,380
Transaction costs	10,742	2,106
Accretion of asset retirement obligation	397	290
Exploration expense	92	—
Total operating costs and expenses	92,809	51,059

Income from operations	103,341	24,513

OTHER INCOME (EXPENSE)
Interest expense, net	(5,318)	(2,217)
Loss on derivative contracts, net	(151,480)	(33,263)
Other income, net	47	103
Total other expense	(156,751)	(35,377)

Loss before income taxes	(53,410)	(10,864)
Income tax benefit	1,533	308
Net loss	(51,877)	(10,556)

Less: Net loss attributable to noncontrolling interest	(18,399)	(4,723)

Net loss attributable to Earthstone Energy, Inc.	$(33,478)	$(5,833)

Net loss per common share attributable to Earthstone Energy, Inc.:
Basic and Diluted	$(0.53)	$(0.14)

Weighted average common shares outstanding:
Basic and Diluted	63,445,649	42,778,916

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(51,877)	$(10,556)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	34,326	24,407
Accretion of asset retirement obligations	397	290
Settlement of asset retirement obligations	(201)	(15)
Gain on sale of office and other equipment	(22)	—
Total loss on derivative contracts, net	151,480	33,263
Operating portion of net cash paid in settlement of derivative contracts	(31,686)	(10,905)
Stock-based compensation - equity portion	2,301	3,329
Deferred income taxes	(1,327)	(308)
Amortization of deferred financing costs	627	141
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(48,735)	(5,379)
(Increase) decrease in prepaid expenses and other current assets	(1,896)	367
Increase (decrease) in accounts payable and accrued expenses	21,783	5,389
Increase (decrease) in revenues and royalties payable	14,932	(2,081)
Increase (decrease) in advances	(7,100)	358
Net cash provided by operating activities	83,002	38,300
Cash flows from investing activities:
Acquisition of oil and gas properties, net of cash acquired	(324,198)	(134,641)
Additions to oil and gas properties	(55,925)	(8,913)
Additions to office and other equipment	(590)	(226)
Net cash used in investing activities	(380,713)	(143,780)
Cash flows from financing activities:
Proceeds from borrowings	582,498	177,114
Repayments of borrowings	(278,269)	(68,690)
Cash paid related to the exchange and cancellation of Class A Common Stock	(3,898)	(2,080)
Cash paid for finance leases	—	(20)
Deferred financing costs	(6,151)	(891)
Net cash provided by financing activities	294,180	105,433
Net decrease in cash	(3,531)	(47)
Cash at beginning of period	4,013	1,494
Cash at end of period	$482	$1,447
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$4,580	$1,922
Non-cash investing and financing activities:
Class A Common Stock issued in IRM Acquisition	$—	$76,572
Class A Common Stock issued in Chisholm Acquisition	$249,515	$—
Deferred acquisition payment - Chisholm	$70,000	$—
Accrued capital expenditures	$49,853	$7,775
Lease asset additions - ASC 842	$678	$—
Asset retirement obligations	$86	$427

Earthstone Energy, Inc.
Non-GAAP Financial Measures
Unaudited
The non-GAAP financial measures of Adjusted Diluted Shares, Adjusted EBITDAX, Adjusted Net Income, Free Cash Flow and Operating Margin per Boe, as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX and Adjusted Net Income are presented herein and reconciled from the GAAP measure of net loss because of their wide acceptance by the investment community as a financial indicator.

I. Adjusted Diluted Shares

We define “Adjusted Diluted Shares” as the weighted average shares of Class A Common Stock - Diluted outstanding plus the weighted average shares of Class B Common Stock outstanding.

Our Adjusted Diluted Shares measure provides a comparable per share measurement when presenting results such as Adjusted EBITDAX and Adjusted Net Income that include the interests of both Earthstone and the noncontrolling interest. Adjusted Diluted Shares is used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business, none of which should be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance.

Adjusted Diluted Shares for the periods indicated:

	Three Months Ended
	March 31,
	2022	2021
Class A Common Stock - Diluted(1)	63,445,649	42,778,916
Class B Common Stock	34,322,462	34,502,153
Adjusted Diluted Shares	97,768,111	77,281,069
(1)Does not include potentially dilutive unvested restricted stock units and performance units.

II. Adjusted EBITDAX

The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, this non-GAAP measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net loss because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net loss plus, when applicable, accretion of asset retirement obligations; depreciation, depletion and amortization; interest expense, net; transaction costs; exploration expense; unrealized loss on derivative contracts; stock-based compensation (non-cash and expected to settle in cash); and income tax benefit.

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net loss as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net loss to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended
	March 31,
	2022	2021
Net loss	$(51,877)	$(10,556)
Accretion of asset retirement obligations	397	290
Depreciation, depletion and amortization	34,326	24,407
Interest expense, net	5,318	2,217
Transaction costs	10,742	2,106
Exploration expense	92	—
Unrealized loss on derivative contracts	119,794	22,358
Stock based compensation(1)	5,830	3,329
Income tax benefit	(1,533)	(308)
Adjusted EBITDAX	$123,089	$43,843

(1)Consists of expense for non-cash equity awards and cash-based liability awards that are expected to be settled in cash. On February 9, 2022, cash-based liability awards were settled in the amount of $8.1 million. Stock-based compensation is included in General and administrative expense in the Condensed Consolidated Statements of Operations.

III. Adjusted Net Income

We define “Adjusted Net Income” as net loss plus, when applicable, unrealized loss on derivative contracts; transaction costs; and the associated changes in estimated income tax.

Our Adjusted Net Income measure provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net loss as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net loss to Adjusted Net Income for the periods indicated:

($000s, except share and per share data)	Three Months Ended
	March 31,
	2022	2021
Net loss	$(51,877)	$(10,556)
Unrealized loss on derivative contracts	119,794	22,358
Transaction costs	10,742	2,106
Income tax effect of the above	(2,485)	(466)
Adjusted Net Income	$76,174	$13,442
Adjusted Diluted Shares(1)	97,768,111	77,281,069
Adjusted Net Income per Adjusted Diluted Share	$0.78	$0.17

(1)Does not include potentially dilutive unvested restricted stock units and performance units.

IV. Free Cash Flow

Free Cash Flow is a measure that we use as an indicator of our ability to fund our development activities. We define Free Cash Flow as Net cash provided by operating activities; less (1) Settlement of asset retirement obligations, Gain on sale of office and other equipment, Amortization of deferred financing costs and Change in assets and liabilities from the Condensed Consolidated Statements of Cash Flows; plus (2) Transaction costs, Exploration expense and the current portion of Income tax benefit from the Condensed Consolidated Statements of Operations; plus (3) the liability portion of stock-based compensation which is included in General and administrative expense in the Condensed Consolidated Statements of Operations; plus (4) the current portion of income tax benefit from the Condensed Consolidated Statements of Operations; less (5) Capital expenditures (accrual basis). Alternatively, Free Cash Flow could be defined as Adjusted EBITDAX (defined above), less interest expense, less accrual-based capital expenditures.

Management believes that Free Cash Flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Free Cash Flow for the periods indicated:

($000s)	Three Months Ended
	March 31,
	2022	2021
Net cash provided by operating activities	$83,002	$38,300
Adjustments - Condensed Consolidated Statements of Cash Flows
Settlement of asset retirement obligations	201	15
Gain on sale of office and other equipment	22	—
Amortization of deferred financing costs	(627)	(141)
Change in assets and liabilities	21,016	1,346
Adjustments - Condensed Consolidated Statements of Operations
Transaction costs	10,742	2,106
Exploration expense	92	—
Income tax benefit - current	(206)	—
Stock-based compensation - liability portion	3,529	—
Capital expenditures (accrual basis)	(82,109)	(9,801)
Free Cash Flow	$35,662	$31,825

Alternate calculation of Free Cash Flow for the periods indicated:

($000s)	Three Months Ended
	March 31,
	2022	2021
Adjusted EBITDAX	$123,089	$43,843
Interest expense, net	(5,318)	(2,217)
Capital expenditures (accrual basis)	(82,109)	(9,801)
Free Cash Flow	$35,662	$31,825

V. Operating Margin per Boe and Operating Margin per Boe (including realized hedge settlements)

Operating Margin per Boe is a non-GAAP financial measure that we use to evaluate our operating performance on a per Boe basis. We define Operating Margin per Boe as average realized price per Boe minus lease operating expense per BOE and production and ad valorem taxes per Boe. Operating Margin per Boe (including realized hedge settlements) is calculated as the sum of Operating Margin per Boe and Realized hedge settlements per Boe.

Our Operating Margin per Boe measure provides additional information that may be used to further understand our operating margins. We use Operating Margin per Boe as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. Operating Margin per Boe should not be considered as an alternative to, or more meaningful than, net loss as an indicator of operating performance. Operating Margin per Boe, as used by us, may not be comparable to similarly titled measures reported by other companies.